Exhibit 24.1
POWER OF ATTORNEY
     Each of the undersigned, a director or officer of VISTEON CORPORATION, appoints each of J. Donofrio, H. A. Sepanik and P. M. Ziparo as his or her true and lawful attorney and agent, with full power to them and each of them (including the full power of substitution and resubstitution), to sign for him or her in his or her name and in the capacity or capacities indicated below, post-effective amendments to the Registration Statements on Form S-8 of VISTEON CORPORATION, and any and all amendments (including further post-effective amendments) and supplements thereto, relating to the withdrawal from registration under the Securities Act of 1933, as amended (the “Securities Act”), any remaining unsold shares of the Common Stock, par value $1.00, of VISTEON CORPORATION and interests in the Visteon Investment Plan and the Visteon 401(k) Savings Plan, and to do or perform any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable in order to enable VISTEON CORPORATION to comply with the Securities Act, and any rules, regulations or requirements of the Securities and Exchange Commission, and to file them with the Securities and Exchange Commission. The undersigned ratifies and confirms all that any of the attorneys and agents shall do or cause to be done by virtue hereof. Any one of the attorneys and agents shall have, and may exercise, all the powers conferred by this instrument.
     Each of the undersigned has signed his or her name as of the 14th day of December, 2006.

/s/ Michael F. Johnston	/s/ Richard J. Taggart

Michael F. Johnston	Richard J. Taggart

/s/ William H. Gray, III	/s/ James D. Thornton

William H. Gray, III	James D. Thornton

/s/ Patricia Higgins	/s/ Kenneth B. Woodrow

Patricia Higgins	Kenneth B. Woodrow

/s/ Karl J. Krapek	/s/ James F. Palmer

Karl J. Krapek	James F. Palmer

/s/ Charles L. Schaffer	/s/ William G. Quigley III

Charles L. Schaffer	William G. Quigley III

/s/ Donald J. Stebbins
Donald J. Stebbins